UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 31, 2002

Commission file no. 2-80930

DEL TACO RESTAURANT PROPERTIES I
(A California limited partnership)
(Exact name of registrant as specified in its charter)

California (State or other jurisdiction of incorporation or organization)	95-3852699 (I.R.S. Employer Identification Number)

25521 Commercentre Drive Lake Forest, California (Address of principal executive offices)	92630 (Zip Code)

Registrant’s telephone number, including area code: (949) 462-9300

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
23041 Avenida de La Carlota, Laguna Hills, California 92653

Item 4. Changes in Registrant’s Certifying Accountant.
Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.
SIGNATURES

INFORMATION TO BE INCLUDED IN THE REPORT

Item 4. Changes in Registrant’s Certifying Accountant.

     On July 31, 2002, the Director and Executive Officers of the General Partner of Del Taco Restaurant Properties I (the “Partnership”), approved the appointment of PricewaterhouseCoopers LLP (“PwC”) as the Partnership’s independent auditors for the fiscal year ending December 31, 2002, to replace Arthur Andersen LLP (“Andersen”) as the Partnership’s independent auditors effective as of July 31, 2002. This action followed the decision by the General Partner of the Partnership on July 31, 2002, to accept the Director and Executive Officer’s recommendation to change the Partnership’s auditors for the Partnership’s fiscal year ending December 31, 2002, effective upon selection of an alternative accounting firm, and to delegate to the Director and Executive Officers the responsibility of selecting the Partnership’s auditors for such period from the accounting firms recommended by the Director and Executive Officers to the General Partner.

     Andersen’s audit reports on the Partnership’s financial statements for the two most recent fiscal years, which ended December 31, 2000 and 2001, respectively, did not contain an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

     During the Partnership’s two most recent fiscal years, which ended December 31, 2000 and 2001, respectively, and the subsequent interim period through July 31, 2002:

(1)	there were no disagreements between the Partnership and Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to Andersen’s satisfaction, would have caused Andersen to make reference to the subject matter of the disagreement in connection with its reports;

(2)	no reportable events (as defined in Item 304(a)(1)(v) of Regulation S-K) occurred; and

(3)	the Partnership did not consult with PwC regarding any of the matters or events described in item 304(a)(2)(i) and (ii) of Regulation S-K.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

     (c)  Exhibits: None

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the partnership has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

DEL TACO RESTAURANT PROPERTIES I a California limited partnership

Del Taco, Inc. General Partner

Date July 31, 2002	Robert J. Terrano
Robert J. Terrano Executive Vice President and Chief Financial Officer

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